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EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS
March 26, 1999




We consent to the incorporation by reference in the registration statement of The Monarch Machine Tool Company and Subsidiaries on Forms S-8 (File No.
2-92311 and File No. 33-80332) of our report dated February 11, 1999, on our audits of the consolidated financial statements and financial statement schedule of The Monarch Machine Tool Company and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Dayton, Ohio


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